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                                                                    EXHIBIT 21.1

                     ORGANIZATIONAL LIST OF SUBSIDIARIES,
                           MAXUS ENERGY CORPORATION

MAXUS ENERGY CORPORATION
     Diamond Shamrock Europe Limited
     Maxus Gas Marketing Company
     Maxus Indonesia, Inc.
          Maxus Northwest Java, Inc.
               YPF Java Baratlaut B.V.
          Maxus Southeast Sumatra Inc.
               YPF Sumatera Tenggara B.V.
     Maxus Offshore Exploration Company
     Maxus (U.S.) Exploration Company
     Wheeling Gateway Coal Company (Partner of Gateway Coal Company)
     MAXUS INTERNATIONAL ENERGY COMPANY
          Diamond Shamrock China Petroleum Limited
          Maxus Aru Inc.
          Maxus Bulgaria, Inc.
          Maxus China (C.I.) Ltd.
          Maxus Colombia, Inc.
          Maxus Energy Global B.V.
          Maxus Energy Trading Company
          Maxus Fifi Zaitun, Inc.
          Maxus International Services Company
          Maxus Southeast Asia New Ventures, Inc.
          Maxus Spain, Inc.
          Maxus Tunisia Inc.
          YPF Ecuador, Inc.
     MIDGARD ENERGY COMPANY
     MAXUS CORPORATE COMPANY
          Diamond Gateway Coal Company (Partner of Gateway Coal Company) Diamond Shamrock Venezolana, S.A.
          Greenstone Assurance Ltd.
          Leon Properties, Inc. (d/b/a Riverside Farms)
          Maxus Realty Company
          V.E.P. Corporation

PARTNERSHIP
Gateway Coal Company